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Bret W. Wise                                        FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4718

                    Dentsply International Inc.
       Reports Record First Quarter 2004 Sales and Earnings


York, PA - April 27, 2004 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced record sales and earnings for the quarter ended March 31, 2004. Net sales increased 11.9% to $415.4 million compared to $371.2 million reported for the first quarter of 2003. Net sales, excluding precious metal content, increased 13.3% in the first quarter of 2004, reflecting an improvement in the rate of organic growth and the benefit of currency translation.

Net income for the first quarter of 2004 was $88.8 million, or $1.09 per diluted share. Income from continuing operations for the quarter was $45.8 million, $0.56 per diluted share, an increase of 19.1% compared to income from continuing operations of $37.4 million, $0.47 per diluted share in 2003. The 2004 period includes pretax charges of $0.7 million relating to restructuring activities to consolidate the Company's United States laboratory businesses and a reduction in income taxes of $1.2 million related to tax matters from prior periods. The results for 2004 also include $0.53 per diluted share from discontinued operations, consisting primarily of the net gain on the sale of the Company's Gendex equipment business which was completed in February 2004.

Gary K. Kunkle, Vice Chairman and Chief Executive Officer commented that, "We are pleased by the record performance in the first quarter of 2004, particularly the improvement in overall sales growth. Our growth throughout Europe was exceptional and we benefited from a return to strong growth in Asia. While our sales growth in the United States remains below historic levels, market indicators suggest an improvement in this country as we move through the year."

Mr. Kunkle also said, "In the first quarter we completed the relocation of our distribution center in Europe without disruption of deliveries to customers. This should allow us to improve future deliveries and customer service levels throughout the European Community where we have experienced significant growth over the past two years. The Company also expects to complete the consolidation of the U.S. laboratory businesses in the second quarter of 2004. We continue to see opportunities to grow earnings through combining resources and lowering costs. These conditions, combined with an outlook for stronger sales growth, position us well for another record year in 2004."

DENTSPLY Conference Call Information

DENTSPLY will hold a conference call on Wednesday, April 28, 2004 at 8:30 AM Eastern Time. To access the call, dial (877) 885-5820 (for domestic calls) and (706) 643-9578 (for international calls). This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial (800) 642-1687 (for domestic calls) and (706) 645-9291 (for international calls). Call I.D.: 6651354.

DENTSPLY  designs,  develops,  manufactures  and  markets  a  broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking statements regarding future events or the future financial performance of the company. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein as a result of certain risk factors. These risk factors include without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, and changes in the general economic environment that could affect our business.

For an  additional  description  of risk  factors,  please refer to
the   Company's   Annual   Report  on  Form  10-K  filed  with  the
Securities and Exchange Commission.

                                 DENTSPLY INTERNATIONAL INC.
                              CONSOLIDATED STATEMENTS OF INCOME
                            (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                     THREE MONTHS ENDED
                                                                          March 31,
                                                                ------------------------------

                                                                    2004            2003
                                                                -------------   --------------

NET SALES                                                           $415,381         $371,236
NET SALES - Ex Precious Metals                                      $359,004         $316,886

COST OF PRODUCTS SOLD                                                210,524          188,474

GROSS PROFIT                                                         204,857          182,762
 % OF NET SALES                                                        49.3%            49.2%
 % OF NET SALES - Ex Precious Metals                                   57.1%            57.7%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                              134,027          122,238

RESTRUCTURING (INCOME)/COSTS                                             724                0
                                                                -------------   --------------

INCOME FROM OPERATIONS                                                70,106           60,524
 % OF NET SALES                                                        16.9%            16.3%
 % OF NET SALES - Ex Precious Metals                                   19.5%            19.1%

NET INTEREST AND
OTHER EXPENSE (INCOME)                                                 5,496            5,318
                                                                -------------   --------------


PRE-TAX INCOME FROM CONTINUING OPERATIONS                             64,610           55,206

INCOME TAXES                                                          18,842           17,767
                                                                -------------   --------------


INCOME FROM CONTINUING OPERATIONS                                     45,768           37,439
 % OF NET SALES                                                        11.0%            10.1%
 % OF NET SALES - Ex Precious Metals                                   12.7%            11.8%

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX
(INCLUDING GAIN ON SALE IN 2004 OF $43,031)                           43,064              828
                                                                -------------   --------------
NET INCOME                                                           $88,832          $38,267
                                                                =============   ==============

EARNINGS PER SHARE - BASIC:
   CONTINUING OPERATIONS                                               $0.57            $0.48
   DISCONTINUED OPERATIONS                                             $0.54            $0.01
                                                                -------------   --------------
TOTAL EARNINGS PER SHARE                                               $1.11            $0.49
                                                                =============   ==============

EARNINGS PER SHARE - DILUTIVE:
   CONTINUING OPERATIONS                                               $0.56            $0.47
   DISCONTINUED OPERATIONS                                             $0.53            $0.01
                                                                -------------   --------------
TOTAL EARNINGS PER SHARE                                               $1.09            $0.48
                                                                =============   ==============

DIVIDENDS PER SHARE                                                  $0.0525          $0.0460

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                                             79,922           78,442
   -DILUTIVE                                                          81,501           80,007

                         DENTSPLY INTERNATIONAL INC.
                          CONDENSED BALANCE SHEETS
                               (IN THOUSANDS)


                                                      MARCH 31,     DECEMBER 31,
                                                        2004           2003
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                         $  287,710      $  163,755
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET             248,387         241,385
  INVENTORIES, NET                                     207,836         205,587
  OTHER CURRENT ASSETS                                  89,711          88,463
  ASSETS HELD FOR SALE                                    --            28,262
     TOTAL CURRENT ASSETS                              833,644         727,452

PROPERTY,PLANT AND EQUIPMENT, NET                      374,567         376,211
GOODWILL, NET                                          957,119         963,264
IDENTIFIABLE INTANGIBLES ASSETS, NET                   241,837         246,475
OTHER NONCURRENT ASSETS, NET                           108,116         114,736
ASSETS HELD FOR SALE                                      --            17,449

TOTAL ASSETS                                        $2,515,283      $2,445,587


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                                 $  322,702      $  337,684
LIABILITIES OF DISCONTINUED OPERATIONS                    --             1,269
LONG-TERM DEBT                                         787,467         790,202
OTHER LIABILITIES                                      143,394         142,704
DEFERRED INCOME TAXES                                   47,792          51,241
    TOTAL LIABILITIES                                1,301,355       1,323,100

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES             313             418
STOCKHOLDERS' EQUITY                                 1,213,615       1,122,069

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $2,515,283      $2,445,587